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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest reported event): March 28, 2001



                                E-CENTIVES, INC.
             (Exact name of registrant as specified in its charter)




             Delaware                       000-31559                52-1988332
  (State or other jurisdiction of     (Commission File No.)         (IRS Employer
  incorporation or organization)                                 Identification No.)




                         6901 Rockledge Drive, 7th Floor
                            Bethesda, Maryland, 20817
                                 (301) 564-6700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


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Item 2.  Acquisition or Disposition of Assets.

Overview

                On March 28, 2001, we consummated the previously announced acquisition of the Commerce Division of Inktomi Corporation by purchasing various assets of the Commerce Division and assuming the liabilities associated with those assets. As part of the transaction, Inktomi licensed certain of its technology assets to us under the terms of a licensing agreement. We also entered into distribution agreements with Inktomi under which each of Inktomi and e-centives has the right to distribute certain products of the other. These transactions are described below.

                In connection with the acquisition, we hired 70 of Inktomi's Commerce Division employees and entered into a sublease with Inktomi for approximately 30,724 square feet of office space in Redwood Shores, California. The term of the sublease is for 9 years and the rent will be approximately USD 132,236 per month. Inktomi has agreed to provide us with certain transition services and support with respect to certain facilities and functions for up to six months following the acquisition.

Structure of the Acquisition; Purchase Price

                We issued 2,551,700 shares of our common stock (the "Purchase Price Shares"), or approximately 14.4% of our total common stock outstanding after the acquisition, to Inktomi, of which 382,755 shares are subject to the satisfaction of certain revenue and performance targets during the first year and 18 months following the closing. We also issued a warrant to purchase up to an additional 1,860,577 shares of our common stock conditioned upon the achievement of higher revenue targets for the Commerce Division during the 12 months following the acquisition. If the revenue targets are achieved, the warrant will be exercisable in whole or part (depending upon the targets that are met) at a price per share equal to USD 5.51 at any time until January 18, 2006. The parties placed 637,925 of the Purchase Price Shares in escrow for 30 months to secure the indemnification obligations of Inktomi contained in the asset purchase agreement between us and Inktomi. The Purchase Price Shares and the shares issuable upon the exercise of the warrant are subject to restrictions on resale described below.

License Agreement

                As part of the acquisition, Inktomi granted us a nonexclusive, royalty-free, fully-paid up, perpetual, irrevocable, worldwide, sublicensable right and license to use and copy Inktomi's IDP Proxy Software, Search Solutions Software, and Zeta Software for certain purposes, including the operation of the Commerce Division, to be used in accordance with the limitations and restrictions set forth therein.

Distribution Agreements
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                As part of the acquisition, we have granted to Inktomi a
non-exclusive, royalty-bearing worldwide non-exclusive license to market and promote the Commerce Division's Omega Services product for a period of 12 months from the acquisition. Under this agreement, we will pay Inktomi referral fees based on amounts we receive from certain Omega Services customers referred to us by Inktomi. This agreement automatically renews for 1 year terms unless either party terminates the agreement by providing 60 days written notice to the other.

                In addition, we entered into an Index Connect Services Agreement with Inktomi whereby we can resell Inktomi's Index Connect Services to online merchants. Under this agreement, we will pay Inktomi royalties for the sales we make of the Index Connect Services. The agreement is for a one year term starting on April 1, 2001, but may be terminated by either party on 30 days notice.

Lock-up and Restrictions on Resale

                Inktomi has agreed not to sell the 2,551,700 base purchase price shares or the 1,860,577 shares issuable to Inktomi upon exercise of the warrant except in accordance with the terms of the lock-up agreement and a restrictions on resale agreement. Inktomi agreed not to sell or transfer these shares (or enter into any transaction having a economic effect equivalent to a sale) until the following dates:

                -   10% of the Purchase Price Shares, until June 15, 2001;
                - 30% of the Purchase Price Shares and one-third of the warrant shares, until October 3, 2001;
                - 30% of the Purchase Price Shares and one-third of the warrant shares, until April 3, 2002; and
                - the remaining Purchase Price Shares and warrant shares, until October 3, 2002.

The warrant may not be transferred at any time.

                In addition, Inktomi has agreed to restrictions on the amount of our stock it can sell in any period. Following expiration of the no-sale restrictions discussed above, Inktomi may sell, in any three-month period, the greater of: (1) one percent (1%) of the number of the outstanding shares of our common stock as shown on the most recent report or statement published by us or
(2) the average weekly trading volume of our common stock as reported on all national securities exchanges and/or reported through the automated quotation system of a registered securities association and/or the SWX Swiss Exchange during the four calendar weeks preceding the proposed sale. Alternatively, Inktomi may sell the number of shares of our common stock that an investment bank or other financial institution of national reputation in the U.S. or Switzerland selected by Inktomi reasonably believes will not cause a reduction of greater than ten percent (10%) in the market price of our common stock based on the last sale price as reported on the Nasdaq system (if our common stock is then listed on Nasdaq) or on the SWX New Market of the SWX Swiss Exchange.


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Standstill

        Inktomi has agreed not to acquire any more of our securities for a period of three years, other than upon exercise of the warrant issued in the acquisition.

Non-competes

                Inktomi has agreed not to provide services that compete with the Commerce Division for a period of three years. We agreed for a period of three years not to compete with Inktomi in the provision of search-related services substantially similar to the search business conducted by Inktomi at the time the acquisition was consummated, other than in connection with the business of the Commerce Division.

Representations and Warranties; Indemnification

                The asset purchase agreement contains detailed representations and warranties made by the parties to the agreement. Inktomi's representations and warranties are primarily concerned with various aspects of its business, including its corporate powers, authority to enter into the transaction, compliance with laws, assets of the Commerce Division, liabilities, taxes, properties, financial condition, operation of its business in the ordinary course, contracts and leases, undisclosed liabilities, employees of the Commerce Division, pension and benefit plans, intellectual property and technology, employee benefits, insurance and litigation. The representations and warranties we made are primarily concerned with various aspects of our business, including our corporate powers, authority to enter into the transaction, compliance with laws, capitalization, taxes, properties, financial condition, operation of our business in the ordinary course, absence of certain changes, and undisclosed liabilities.

                Inktomi has agreed to indemnify us from adverse consequences that we may suffer arising out of or due to any inaccuracy of any representation or warranty. We deposited 637,925 shares of the base purchase price into escrow for thirty months to secure Inktomi's indemnification obligations to us. Payment of indemnification obligations of Inktomi will be made only by the return to us of the applicable number of these shares of our common stock, based on their fair market value on the date of any indemnification claim.

                We agreed to indemnify and hold harmless Inktomi and the officers, directors, agents and affiliates of Inktomi from any adverse consequences that they may suffer arising out of or due to any inaccuracy, or breach, of any representation and warranty, or pre-closing covenant, respectively, that we made to Inktomi pursuant to the asset purchase agreement, and any liability that we expressly assumed, or breach of any post-closing covenant we made to Inktomi, in the asset purchase agreement.

                The foregoing description of the asset purchase agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

                           FORWARD-LOOKING STATEMENTS


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                This Current Report on Form 8-K contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which identifies important risk factors that could cause actual results to differ from those contained in any forward-looking statements.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements.

The required financial statements will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

(b) Pro forma financial information.

The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

(c) Exhibits.

The following documents are filed as exhibits to the report:

2.1 Asset Purchase Agreement, dated January 18, 2001 between e-centives, Inc. and Inktomi Corporation.
2.2 Amendment No. 1 to Asset Purchase Agreement, dated March 16, 2001 between e-centives, Inc. and Inktomi Corporation.
2.3 Amendment No. 2 to Asset Purchase Agreement, dated March 23, 2001 between e-centives, Inc. and Inktomi Corporation.
2.4 Amendment No. 3 to Asset Purchase Agreement, dated March 28, 2001 between e-centives, Inc. and Inktomi Corporation.
10.1 Technology License Agreement, dated March 28, 20001, between e-centives and Inktomi Corporation. *
99.1            Press Release dated April 2, 2001.

* To be filed by amendment.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      E-CENTIVES, INC.

                                      By:   /s/ Kamran Amjadi
                                            Chairman and Chief Executive Officer


                                     Date: April 11, 2001